================================================================================


                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 -------------

                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               22-3270045
      (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)

   3A Oak Road, Fairfield, New Jersey                   07004
(Address of Principal Executive Offices)              (Zip Code)

                   VIZACOM INC. 1994 LONG TERM INCENTIVE PLAN
                            (Full title of the plan)

                          Mark E. Leininger, President
                                  Vizacom Inc.
                                   3A Oak Road
                           Fairfield, New Jersey 07004
                     (Name and address of agent for service)

                                 (973) 808-1992
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              Neil M. Kaufman, Esq.
                             Kaufman & Moomjian, LLC
                   50 Charles Lindbergh Boulevard - Suite 206
                          Mitchel Field, New York 11553
                                 (516) 222-5100

                                 -------------


                         CALCULATION OF REGISTRATION FEE

                                                                    Proposed             Proposed
                                                                    maximum               maximum              Amount of
     Title of each class of                     Amount of        offering price          aggregate           registration
   securities to be registered               be registered        per unit (1)        offering price (1)          fee

Common Stock, par value $.001 per share
(the "Common Stock"). . . . . . . . . .      5,000,000 (2)            $3.875           $19,375,000.00        $5,386.25 (3)

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) promulgated under the Securities Act of 1933, as amended, (the "Securities Act"), based upon a per share last sale price for the Common Stock on July 14, 1999.
(2) Pursuant to Rule 416, there are also being registered such indeterminable number of additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions contained in the Vizacom Inc. 1994 Long Term Incentive Plan.
(3) An aggregate fee of $4,009.00 was paid upon the filing of the Corporation's Registration Statement on Form S-8 (Registration No. 333-13059) with respect to the Vizacom Inc. 1994 Long Term Incentive Plan.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document(s) containing the information specified in Part I will be sent or given to employees (as such term is defined in paragraph 1.(a) of General Instructions A to Form 8-K) as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          Vizacom Inc. (the "Registrant") hereby incorporates by reference the documents listed below and any future filings the Registrant will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering has been completed:

          1. The Registrant's Annual Report on Form 10-KSB, for the fiscal year ended December 31, 1998;

          2. The Registrant's Quarterly Report on Form 10-QSB, for the quarter ended March 31, 1999;

          3.   The Registrant's Current Report on Form 8-K (Date of Report:
               June 8, 1999);

          4.   The  Registrant's  Current Report on Form 8-K (Date of Report:
               July 1, 1999); and

          5.   The   description  of  the  Common  Stock  contained  in  the
               Registrant's Registration Statement on Form 8-A, declared effective on December 6, 1995, including any amendment(s) or report(s) filed for the purpose of updating such description.


Item 4.   Description of Securities.
          -------------------------

          Not applicable.


Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          The validity of the Common Stock offered hereby will be passed upon for the Registrant by Kaufman & Moomjian, LLC ("K&M"), Mitchel Field, New York. Neil M. Kaufman, Esq., a director of the Registrant and a member of K&M, owns 56,737 shares of Common Stock and options to purchase 180,000 shares of Common Stock, including options to purchase 142,917 shares granted under the 1994 Long Term Incentive Plan. In addition, another member of K&M owns 12,500 shares of Common Stock and options to purchase 25,000 shares of Common Stock.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Under the provisions of the Certificate of Incorporation and By-Laws of the Registrant, each person who is or was a director or officer of Registrant shall be indemnified by the Registrant as of right to the full extent permitted or authorized by the General Corporation Law of Delaware. Under such law, to the extent that such person is successful on the merits of defense of a suit or proceeding brought against such person by reason of the fact that such person is a director or officer of the Registrant, such person shall be indemnified against expenses (including attorneys' fees) reasonably incurred in connection with such action. If unsuccessful in defense of a third-party civil suit or a criminal suit is settled, such a person shall be indemnified under such law against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant, and with respect to any criminal action, had no reasonable cause to believe such person's conduct was unlawful. If unsuccessful in defense of a suit brought by or in the right of the Registrant, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the Registrant except that if such a person is adjudicated to be liable in such suit for negligence or misconduct in the performance of such person's duty to the Registrant, such person cannot be made whole even for expenses unless the court determines that such person is fairly and reasonably entitled to be indemnified for such expenses.

          The officers and directors of the Registrant are covered by officers' and directors' liability insurance. The policy coverage is $3,000,000, which includes reimbursement for costs and fees. There is a maximum aggregate deductible for each loss under the policy of $200,000. The Registrant has entered into Indemnification Agreements with each of its executive officers and directors. The Agreements provide for reimbursement for all direct and indirect costs of any type or nature whatsoever (including attorneys' fees and related disbursements) actually and reasonably incurred in connection with either the investigation, defense or appeal of a Proceeding, as defined, including amounts paid in settlement by or on behalf of an Indemnitee, as defined.


Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.


Item 8.   Exhibits.
          --------

Number    Description
------    -----------
4         Vizacom Inc. 1994 Long Term Incentive Plan, as amended to date.
          (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K (Date of Report: July 1, 1999) (Commission File
          Number: 1-14076), filed with the Commission on July 15, 1999.)
5         Opinion and consent of Kaufman & Moomjian, LLC.
23.1 Consent of Kaufman & Moomjian, LLC (included in their opinion filed as Exhibit 5).
23.2      Consent of Ernst & Young.
23.3      Consent of Richard A. Eisner & Company, LLP.
24 Powers of Attorney (set forth on the Signatures page to this Registration Statement).


Item 9.   Undertakings.
          ------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to any of the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

          The Registrant hereby undertakes that it will:

          (1)  File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
               (a) include any prospectus  required by Section  10(a)(3) of the Securities  Act;
               (b) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most
               recent  post-effective   amendment thereof)  which,  individually
               or  in  the  aggregate,   represent  a fundamental  change in the
               information set forth in the Registration Statement; notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
               if, in the  aggregate,  the  changes in the volume and price
               represent  no more than a 20% change in the  maximum   aggregate
               offering price set forth in the "Calculation of Registration
               Fee" table in the effective Registration Statement; and
               (c) Include any  material  information  with  respect to the plan of  distribution  not  previously  disclosed in the
               Registration Statement  or  any  material   change  to  such
               information  in  the Registration Statement;
          provided, however, the undertakings set forth in clauses (1)(a) and
          (1)(b) above shall not apply if the information required to be included in a post-effective amendment by such clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

          (2) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the termination of the offering.

          The Registrant hereby further undertakes that, for purposes of determining liability under the Securities Act, each of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfield, New Jersey on the 14th day of July, 1999.

                                                  VIZACOM INC.


                                       By:         /s/ Mark E. Leininger
                                           -----------------------------------
                                                    Mark E. Leininger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on July 14, 1999 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Mark E. Leininger with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which he may deem necessary or advisable to enable Vizacom Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     /s/ Mark E. Leininger
----------------------------------      President, Chief Executive Officer and
        Mark E.  Leininger              Director (Principal Executive Officer)


    /s/ Alan W. Schoenbart
----------------------------------      Vice President - Finance, Chief
      Alan W. Schoenbart                Financial Officer  (Principal Accounting
                                        and Financial Officer)


      /s/ Marc E. Jaffe
----------------------------------      Chairman of the Board, Secretary and
        Marc E. Jaffe                   Director


     /s/ Norman W. Alexander
----------------------------------      Director
     Norman W. Alexander



----------------------------------      Director
        Werner G. Haase


     /s/ Neil M. Kaufman
----------------------------------      Director
        Neil M. Kaufman

                                  VIZACOM INC.

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX


Number    Description
------    -----------
4         Vizacom Inc. 1994 Long Term Incentive Plan, as amended to date.
          (Incorporated by reference to Exhibit 10.3 to the Company's Current Report on Form 8-K (Date of Report: July 1, 1999) (Commission File
          Number: 1-14076), filed with the Commission on July 15, 1999.)
5         Opinion and consent of Kaufman & Moomjian, LLC.
23.1      Consent of Kaufman & Moomjian, LLC (included in their opinion filed as
          Exhibit 5).
23.2      Consent of Ernst & Young.
23.3      Consent of Richard A. Eisner & Company, LLP.
24 Powers of Attorney (set forth on the Signatures page to this Registration Statement).